Exhibit 4.2

INCORPORATED IN THE STATE OF NEVADA
No. PC- Shares
VerifyMe, Inc.
SHARES AUTHORIZED SERIES C CONVERTIBLE PREFERRED STOCK
THIS CERTIFIES THAT
is the registered holder of Series C Convertible Preferred shares of the above named Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.
In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.
This day of January, 2016.
Secretary
President
SHARES $0.001 Par Value EACH

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(vi) THEREOF. THE NUMBER OF SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES C PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(vi) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.
THE SECURITIES ISSUED IN ACCORDANCE HEREWITH HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 (“FEDERAL ACT”), AS AMENDED, AND WERE ISSUED IN RELIANCE UPON ONE OR MORE OF THE EXEMPTIONS CONTAINED IN SECTIONS 3(b)(1), 4(a)(2) OR 4(a)(5) THEREOF. THESE SECURITIES CANNOT BE SOLD, ASSIGNED, PLEDGED OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE FEDERAL ACT, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH THE FEDERAL ACT.
CERTIFICATE FOR Series C Convertible Preferred SHARES of the Capital Stock
VerifyMe, Inc.
ISSUED TO
DATE
January , 2016
For Value Received hereby, sell, assign and transfer unto
Shares of Series C Preferred Stock represented by the within Certificate, and do thereby irrevocably constitute and appoint
Attorney to transfer the said Stock on the books of the within named Company, with full power of substitution in the premises.
Dated:
In presence of .
NOTICE THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.